Exhibit 99.1

The LGL Group, Inc. Pre-Announces Q4 and 2019 Annual Revenues and Backlog and Sets the Date for its 2019 Annual Earnings Conference Call

ORLANDO, Fla. Flash report: The Company’s Q4 and 2019 Annual Revenues and Backlog are as follows:

•

Revenues for the fourth quarter of 2019 are expected to be approximately $8.8 million vs. $6.4 million reported for the fourth quarter of 2018, and up slightly from revenues of $8.6 million reported in the third quarter of 2019.

•	Annual Revenues for 2019 are expected to be approximately $31.9 million vs. $24.9 million reported for 2018, an increase of $7.0 million, or 28%.
•	Backlog is anticipated to be around $21.9 million as of the fourth quarter of 2019 vs. $17.5 million for the fourth quarter of 2018. Backlog was $23.3 million for the third quarter of 2019.

The Company’s Chairman of the Board, Marc Gabelli, said “Our results for 2019 are a testament to the business transformation that continues.  We thank all of our professional staff, who continue to build and support the business, for their dedication to our customers. We welcome to the team Bill Drafts who joined us in the fourth quarter and brings a wealth of successful experience serving the defense industry.

Bill Drafts commented “I am delighted to join the team and look forward to continuing the company’s path of profitable growth”

Mr Gabelli continued “LGL Group continues its path towards a program of prudent capital allocation, accelerated with the addition of Ivan Arteaga as interim CEO, leveraging the core resources of customers and its financial position in an effort to broaden its footprint and grow value over the long term.”

The Company will release its 2019 annual results after the market close on Wednesday, March 18, 2020. Management will host a conference call on Wednesday, March 18, 2020 at 4:30 p.m. ET to review the Company's 2019 annual results.

Participants are invited to access the call by dialing (844) 401-3350 (within the United States), or (248) 847-2523 (international callers) approximately fifteen minutes before the conference start time and provide the conference ID 2275708.

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance frequency and time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with sales offices in Austin, Texas and Hong Kong.

For more information on the Company and its products and services, contact James Tivy at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

The LGL Group, Inc.

Ivan Arteaga, 407-298-2000

CEO

iarteaga@lglgroup.com

or

James Tivy, 407-298-2000

CFO

jtivy@lglgroup.com